UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: September 27, 2010
(Date of earliest event reported)

Sterling Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

111 North Wall Street, Spokane, Washington 99201
(Address of Principal Executive Offices and Zip Code)

(509) 458-3711
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On September 27, 2010, Sterling Financial Corporation ("Sterling") the bank holding company of Sterling Savings Bank (the "Bank"), announced that the Federal Deposit Insurance Corporation and Washington Department of Financial Institutions have terminated a cease and desist order put in place in October 2009 with the Bank.  Sterling expects that the Bank will continue to be subject to certain requirements imposed by its regulators on an informal basis, including requiring the Bank to maintain Tier 1 capital in an amount that ensures that the Bank’s leverage ratio is at least 8%, to meet certain asset quality targets and other requirements.  The termination of the cease and desist order was effective as of September 27, 2010.  The text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d)       The following exhibit is being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

September 27, 2010	By:	/s/ Ezra A. Eckhardt
Date	Ezra A. Eckhardt
Chief Operating Officer